EXHIBIT 32

CERTIFICATIONS OF CEO AND CFO PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT

CERTIFICATIONS PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)

In connection with the Annual Report of SmartFinancial, Inc., a Tennessee corporation (the “Company”), on Form 10-K for the fiscal year ended December 31, 2019, as filed with the Securities and Exchange Commission (the “Report”), each of William Y. Carroll, Jr., President & Chief Executive Officer of the Company, and Ronald J. Gorczynski, Executive Vice President and Chief Financial Officer of the Company, do hereby certify, pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), that to his knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/ s/ William Y. Carroll, Jr.
William Y. Carroll, Jr.
President & Chief Executive Officer & Director
(principal executive officer)
Date: March 12, 2020

/ s/ Ronald J. Gorczynski
Ronald J. Gorczynski
Executive Vice President and Chief Financial Officer
(principal financial officer and accounting officer)
Date: March 12, 2020

[A signed original of this written statement required by Section 906 has been provided to SmartFinancial, Inc. and will be retained by SmartFinancial, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.]